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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-A

                For Registration of Certain Classes of Securities
                     Pursuant to Section 12(b) or (g) of the
                         Securities Exchange Act of 1934

                       AMERICAN COMMUNITY BANCSHARES, INC.
             (Exact name of registrant as specified in its charter)

            North Carolina                             56-2179531
 (State of incorporation or organization)   (I.R.S. Employer Identification No.)


 2593 West Roosevelt Boulevard, Monroe, North Carolina               28111-0418
     (Address of principal executive offices)                        (Zip Code)


Securities to be registered pursuant to Section 12(b) of the Act:

             Title of each class                  Name of each exchange on which
             To be so registered                  Each class is to be registered


If this Form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [_]

If this Form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

Securities Act registration statement file number to which this Form relates:
333-84484

Securities to be registered pursuant to Section 12(g) of the Act:

         Units (consisting of one share of common stock and one warrant)
         ---------------------------------------------------------------
                                (Title of Class)

                                    Warrants
                                    --------
                                (Title of Class)

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Item 1.  Description of Registrant's Securities to be Registered

Reference is made to the Registration Statement on Form SB-2 (Registration No. 333-84484) filed with the Securities and Exchange Commission on March 18, 2002 for a description of the units which consist of one share of common stock and one warrant and the warrants of the Registrant. Such descriptions are incorporated herein by reference as if fully set forth herein.

Item 2.  Exhibits

1 Specimen Common Stock Certificate (incorporated by reference to Registrant's Registration Statement on Form S-4 (Registration No. 333-31148) as filed with the Securities and Exchange Commission on February 25, 2000)

2 Specimen of Warrant (incorporated by reference to Registrant's Registration Statement on Form SB-2 (Registration No. 333-84484) as filed with the Securities and Exchange Commission on March 18, 2002)

3 Warrant Agreement (incorporated by reference to Registrant's Registration Statement on Form SB-2 (Registration No. 333-84484) as filed with the Securities and Exchange Commission on March 18, 2002)

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Pursuant to the requirements of Section 12 of the Securities Exchange Act of
1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

                                         AMERICAN COMMUNITY BANCSHARES, INC.

                                         April 11, 2002

                                         By:  /s/ Randy P. Helton
                                              -------------------
                                              Randy P. Helton, President and CEO